UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

CNL Retirement Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32607	59-3491443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.	32801
Orlando, Florida	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    On April 19, 2005, our Board of Directors unanimously approved a resolution to amend our Bylaws, effective as of January 1, 2005, to increase the compensation paid to the members of our Board of Directors in consideration for their service on our Board of Directors and committees of our Board of Directors.

Item 9.01.     Financial Statements and Exhibits

(a)     Not applicable

(b)     Not applicable

(c)     Exhibits

         Exhibit No. 3.1    Amendment No. 3 to the Bylaws of CNL Retirement
            Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CNL RETIREMENT PROPERTIES, INC.

Date: April 22, 2005	/s/ Clark Hettinga
Clark Hettinga
Chief Financial Officer

EXHIBIT INDEX

3.1 Amendment No. 3 to the Bylaws of CNL Retirement Properties, Inc.

Exhibit 3.1

AMENDMENT NO. 3

TO THE BYLAWS OF

CNL RETIREMENT PROPERTIES, INC.

By resolutions adopted by the Board of Directors of CNL Retirement Properties, Inc. (the “Company”), the Board of Directors has authorized the following amendment to the Company’s Bylaws:

Section 11 of Article III, as amended, is to be deleted in its entirety and replaced by the following:

SECTION 11. COMPENSATION. Each Director is entitled to receive a retainer in the amount of $35,000 annually for serving on the Board of Directors, as well as a fee of $1,500 per board meeting attended (including any telephonic meeting) of the Board of Directors, or any committee of the Board of Directors at which such Director is present or in which the Director participates by telephone. In addition, the Chairman of the Audit Committee is entitled to receive a retainer in the amount of $5,000 annually for serving as Chair, as well as a fee of $1,500 per meeting at which such Chairman is present or in which such Chairman participates by telephone with the Company's independent accountants as a representative of the Audit Committee. Directors that are members of a committee of the Board of Directors are entitled to receive fees of $1,500 per day for service as representatives of such committee in lieu of the above per meeting compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such committee). The Board of Directors, from time to time, may change the compensation to be paid to Directors in connection with service on the Board of Directors and any committee of the Board of Directors. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and Directors of the Advisor (as such term is defined in the Company's Amended and Restated Articles of Incorporation).

The foregoing is certified as Amendment No. 3 to the Bylaws of the Company, adopted by the Directors (including a majority of the Independent Directors, as such term is defined in the Company’s Amended and Restated Articles of Incorporation) effective as of January 1, 2005.

/s/ Kimberly P. Ross
April 19, 2005	Kimberly P. Ross, Secretary